UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2008

MACATAWA BANK CORPORATION
(Exact name of Registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25927 (Commission File No.)	38-3391345 (IRS Employer Identification No.)

10753 Macatawa Drive, Holland, MI (Address of Principal Executive Offices)	49424 (Zip Code)

616 820-1444
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01     Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed on October 14, 2008 (the “October 14 Form 8-K”), Macatawa Bank Corporation (the “Company”) reached a preliminary contingent settlement in connection with the legal proceedings related to Trade Partners, Inc. The legal proceedings related to Trade Partners are more fully described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008. The preliminary contingent settlement is more fully described in the Company’s October 14 Form 8-K.

As previously reported, the preliminary settlement is subject to a number of contingencies, including, but not limited to, the execution of a definitive settlement agreement. Effective November 26, 2008, the Company entered into a definitive Settlement and Release and Stock and Warrant Issuance Agreement (the “Settlement Agreement”) in accordance with the preliminary settlement. The parties to the Settlement Agreement are Macatawa Bank Corporation, Macatawa Bank, Richard Deardorff, and the law firms Nickens, Keeton, Lawless, Farrell & Flack LLP and Moulton & Meyer, LLP, counsel for the majority of plaintiffs. The Settlement Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

The economic terms of the settlement are as previously disclosed in the October 14 Form 8-K. If all contingencies are satisfied and the settlement becomes final, the Company will pay the plaintiffs $2.75 million in cash, and issue common stock valued at $3.0 million and will issue three warrants for each share of common stock issued in the proposed settlement. The preliminary settlement further provides that the plaintiffs are to receive amounts collected by the Company from other defendants up to $250,000. If the Company collects less than $250,000 from these other defendants, it is to make up the difference with the issuance of additional common stock. The Company’s insurers will contribute $950,000 to the cash portion of the settlement. The settlement involves no admission of fault or wrongdoing by the Company or Macatawa Bank. The common stock will be issued at a price based on the average closing price for the 20 trading days preceding the date the settlement becomes final after the contingencies are satisfied. The stock warrants will expire after three years and will have an exercise price equal to 150% of the price per share at which the common stock is issued. The number of shares and warrants to be issued will be determined based on the stock price at the time the settlement becomes final.

Certain contingencies disclosed in the Company’s October 14 Form 8-K remain beyond the Company’s control and there can be no assurance about if and when such additional contingencies will be satisfied. If the additional contingencies are not satisfied, the Trade Partners litigation will not be settled and the litigation process will resume. If the additional contingencies are satisfied and the settlement becomes final, the Company will publicly announce the details of the final settlement, which might not happen until the first quarter of 2009.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Settlement and Release and Stock and Warrant Issuance Agreement in connection with the legal proceedings related to Trade Partners, Inc., dated November 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 3, 2008	MACATAWA BANK CORPORATION By /s/ Jon W. Swets —————————————— Jon W. Swets Chief Financial Officer